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                                                                    Exhibit 23.1

             Consent of Independent Certified Public Accountants




We consent to the use of our report dated May 16, 2000, with respect to the financial statements of Intersil Technology Sdn. Bhd. included in the form 8-K of ChipPac, Inc.


                                                   /s/ Ernst & Young LLP

Jacksonville, Florida
July 10, 2000